UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 24, 2010

I.D. SYSTEMS, INC.
 (Exact name of registrant as specified in its charter)

Delaware	001-15087	22-3270799
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One University Plaza, Hackensack, New Jersey	07601
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (201) 996-9000

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.
On June 24, 2010, I.D. Systems, Inc. (the “Company”) held its 2010 Annual Meeting of Stockholders (the “Annual Meeting”), at which the Company’s stockholders voted upon (i) the re-election of Jeffrey M. Jagid, Kenneth S. Ehrman, Lawrence S. Burstein, Harold D. Copperman and Michael P. Monaco as directors of the Company, and (ii) the ratification of Eisner LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010.
The Company had 11,253,253 shares of Common Stock outstanding as of April 29, 2010, the record date for the Annual Meeting. At the Annual Meeting, holders of a total of 10,433,300 shares of Common Stock were present in person or represented by proxy.
The stockholders of the Company elected each the five nominees nominated by the Company’s board of directors for election as directors, each to serve until the Company’s 2011 annual meeting of stockholders and his respective successor has been duly elected and qualified, or until his earlier death, resignation or removal. The final voting results with respect to the election of directors were as follows:

Name of Director
Nominee	Votes For	Votes Withheld	Broker Non-Votes
Jeffrey M. Jagid	3,572,086	3,507,770	3,353,444
Kenneth S. Ehrman	3,575,733	3,504,123	3,353,444
Lawrence S. Burstein	3,574,698	3,505,158	3,353,444
Harold D. Copperman	3,575,586	3,504,270	3,353,444
Michael P. Monaco	3,575,634	3,504,222	3,353,444
The stockholders of the Company ratified the appointment of Eisner LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010. The final voting results with respect to this proposal were as follows:

Votes For	Votes Against	Abstensions
10,292,822	114,417	26,061
There were no broker non-votes with respect to this proposal.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

I.D. SYSTEMS, INC.
By:	/s/ Ned Mavrommatis
	Name:	Ned Mavrommatis
	Title:	Chief Financial Officer

Date: June 29, 2010